                                    PARKSTONE
                                VARIABLE ANNUITY

               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration of the Purchase Payments and the attached application, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, THE OWNER MAY RETURN IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT AND WILL REFUND SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED BY THE COMPANY.

SIGNED FOR SECURITY BENEFIT LIFE INSURANCE COMPANY ON THE CONTRACT DATE.

               ROGER K. VIOLA                             HOWARD R. FRICKE
                  Secretary                                   President


                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

* Purchase Payments may be made until the earlier of the Annuity Start Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Start Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Start Date using the method specified in this Contract.

*  This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                   700 Harrison Street, Topeka, KS 66636-0001
                                 1-800-355-4555

Form V6020 (R10-97)                                                    BP 602AP1

                                TABLE OF CONTENTS

CONTRACT SPECIFICATIONS ...............................................    3
DEFINITIONS ...........................................................    4
GENERAL PROVISIONS ....................................................    7
  The Contract ........................................................    7
  Compliance ..........................................................    7
  Misstatement of Age and Sex .........................................    7
  Evidence of Survival ................................................    7
  Incontestability ....................................................    7
  Assignment ..........................................................    7
  Transfers ...........................................................    8
  Claims of Creditors .................................................    8
  Nonforfeiture Values ................................................    8
  Participation .......................................................    9
  Statements ..........................................................    9
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS .......................    9
  Ownership ...........................................................    9
  Joint Ownership .....................................................    9
  Annuitant ...........................................................    9
  Primary and Contingent Beneficiaries ................................    9
  Ownership and Beneficiary Changes ...................................    9
PURCHASE PAYMENT PROVISIONS ...........................................   10
  Flexible Purchase Payments ..........................................   10
  Purchase Payment Limitations ........................................   10
  Purchase Payment Allocation .........................................   10
  Place of Payment ....................................................   10
CONTRACT VALUE AND EXPENSE PROVISIONS .................................   10
  Contract Value ......................................................   10
  Fixed Account Contract Value ........................................   10
  Fixed Account Interest Crediting ....................................   11
  Separate Account Contract Value .....................................   11
  Accumulation Unit Value .............................................   11
  Net Investment Factor ...............................................   11
  Determining Accumulation Units ......................................   12
  Mortality and Expense Risk Charge ...................................   12
  Premium Tax Expense .................................................   12
  Administration Charge ...............................................   12
  Mutual Fund Expenses ................................................   12
WITHDRAWAL PROVISIONS .................................................   12
  Withdrawals .........................................................   12, 13
  Withdrawal Value ....................................................   13
  Withdrawal Charges ..................................................   13
  Free Withdrawals ....................................................   13
  Systematic Withdrawals ..............................................   14
  Free Systematic Withdrawals .........................................   14
  Disability Waiver ...................................................   14
  Date of Request .....................................................   14
  Payment of Withdrawal Benefits ......................................   14, 15
DEATH BENEFIT PROVISIONS ..............................................   15
  Death Benefit .......................................................   15
  Proof of Death ......................................................   16
  Distribution Rules ..................................................   16
ANNUITY PAYMENT PROVISIONS ............................................   16
  Annuity Start Date ..................................................   16, 17
  Change of Annuity Start Date ........................................   17
  Annuity Start Amount ................................................   17
  Withdrawal Charges ..................................................   17
  Annuity Tables ......................................................   17
  Annuity Payments ....................................................   17
  Change of Annuity Option ............................................   18
  Fixed Annuity Payments ..............................................   18
  Variable Annuity Payments ...........................................   18
  Annuity Units .......................................................   18
  Net Investment Factor ...............................................   18, 19
  Alternate Annuity Option Rates ......................................   19
  Annuity Options .....................................................   19, 20
ANNUITY TABLES ........................................................   21, 22
AMENDMENTS OR ENDORSEMENTS, if any

                                       -2-                             BP 602AP1

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                    VARIABLE ANNUITY CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER OF RECORD:  John A. Doe

OWNER DATE OF BIRTH:  10-30-1953

JOINT OWNER NAME:  Mary K. Doe

JOINT OWNER DATE OF BIRTH:  7-18-1981

ANNUITANT NAME:  Betty M. Doe

ANNUITANT DATE OF BIRTH:  5-13-1987

ANNUITANT SEX:  Female

PRIMARY BENEFICIARY NAME:  Linda L. Doe

CONTRACT NUMBER:  Specimen

CONTRACT DATE:  6-30-1997

ISSUE DATE:  6-30-1997

ANNUITY START DATE:  7-1-2052*

PLAN:  Non-qualified

ASSIGNMENT:  This  Policy may be  assigned.
             See  Assignment  Provision  of your Policy.

--------------------------------------------------------------------------------

INITIAL PURCHASE PAYMENT .................  $5,000

MINIMUM SUBSEQUENT PURCHASE PAYMENTS .....  $2,000 ($50 pursuant to an automatic investment program)

MINIMUM SYSTEMATIC WITHDRAWAL ............  $50

MORTALITY AND EXPENSE RISK CHARGE ........  1.25% Annually (1.2% annually during
                                            Annuity Options 1-4, 7 and 8)

ADMINISTRATION CHARGE ....................  .15% Annually (0% annually during
                                            Annuity Options 1-4, 7 and 8)

WITHDRAWAL CHARGES:
    Purchase Payment Year ..............   1    2    3    4    5    6    7    8+
    Withdrawal Charge ..................   7%   6%   5%   4%   3%   2%   1%   0%

FREE WITHDRAWAL PERCENTAGE ...............  10%

GUARANTEED RATE ..........................  3%

ANNUITY OPTION ...........................  Life with 10-Year Fixed Period
                                            Option*

SUBACCOUNTS:
  SBL Money Market Subaccount
  Parkstone Bond Subaccount
  Colonial U. S. Stock Subaccount
  T. Rowe Price Equity Income Subaccount
  SBL Social Awareness Subaccount
  Parkstone Mid Capitalization Subaccount (formerly Equity Subaccount) Colonial Strategic Income Subaccount
  Parkstone Small Capitalization Subaccount
  Lexington Global Aggressive Bond Subaccount
  Parkstone International Discovery Subaccount
  Newport Tiger Subaccount

METHOD FOR DEDUCTIONS:

Deductions for Premium Taxes and any unallocated partial withdrawals, including Systematic Withdrawals, will be made sequentially from the Contract Value in descending order of the Subaccounts listed above. The Fixed Account is the last Account charged. The value of each Account will be depleted before the next is charged.

*The Owner may  select the  Annuity  Start Date and the  Annuity  Option.  If no
 Annuity Start Date or Annuity Option is selected by the Owner, they will be assigned automatically.

V6020 A (10-97)                        -3-                               SBL 140

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT

     An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

     The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Start Date. It is also used to compute the Variable Annuity Payments for Annuity Options 5 and 6.

ANNUITANT

     The Annuitant is the person named by the Owner on whose life the Annuity Payments depend for Annuity Options 1 through 4 and 8. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 9.

ANNUITY OPTION

     An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Start Date. Please see "Annuity Options" on pages 19 and 20.

ANNUITY START DATE

     The Annuity Start Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Start Date is shown on Page 3. Please see "Annuity Start Date" on pages 16 and 17.

ANNUITY UNIT

     The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4, 7 and 8.

AUTOMATIC INVESTMENT PROGRAM

     A program pursuant to which Purchase Payments are automatically paid from the Owner's bank account on a specified day of the month, on a monthly, quarterly, semiannual or annual basis, or a salary reduction arrangement.

AUTOMATIC TRANSFERS

     Automatic Transfers are Transfers among the Subaccounts and the Fixed Account. Such Transfers are made automatically on a periodic basis by the Company at the written request of the Owner. The Company reserves the right to discontinue, modify or suspend Automatic Transfers.

COMPANY

     The Company is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY

     A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE

     The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR

     Contract Years are measured from the Contract Date.

CURRENT INTEREST

     The Company may in its discretion pay Current Interest on the Fixed Account at a rate that exceeds the Guaranteed Rate shown on page 3. The Company will declare the rate of Current Interest, if any from time to time.

DESIGNATED BENEFICIARY

     Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

     1.  Owner;

     2.  Joint Owner;

     3.  Primary Beneficiary;

     4.  Contingent Beneficiary;

     5.  Annuitant; and

     6.  the Owner's estate if no one listed above is alive.

     The Designated Beneficiary receives a death benefit upon the death of the Owner prior to the Annuity Start Date. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on pages 15.

V 6020 B (R10-97)                      -4-                             BP 602AQ1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

EARNINGS

     Earnings include interest, dividends, realized gains or losses, and unrealized gains or losses.

FIXED ACCOUNT

     The Fixed Account is part of the Company's general account. The Company manages the general account and guarantees that that it will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate. This Rate is shown on page 3.

HOME OFFICE

     The Address of the Company's Home Office is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

ISSUE DATE

     The Issue Date is the date the Company uses to determine the date the Contract becomes incontestable. The Issue Date is shown on Page 3. Please see "Incontestability" on page 7.

JOINT OWNER

     The Joint Owner, if any, possesses an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 9.

NONNATURAL PERSON

     Any group or entity that is not a living person such as a trust or corporation.

OWNER

     The Owner is the person who possesses all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX

     Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT

     A Purchase Payment is money Received by the Company and applied to the Contract.

PURCHASE PAYMENT ANNIVERSARY

     A Purchase Payment Anniversary is a 12-month anniversary of the date the Purchase Payment is applied.

PURCHASE PAYMENT YEAR

     A Purchase Payment Year is each 12-month period starting with either the Purchase Payment Anniversary or the date the Purchase Payment is applied. The first Purchase Payment year begins on the date the Purchase Payment is applied and increases by one on each successive Purchase Payment Anniversary.

RECEIVED BY THE COMPANY

     The phrase  "Received by the Company"  means receipt by the Company in good
     order  at  its  Home  Office,  700  SW  Harrison  Street,   Topeka,  Kansas
     66636-0001.

SEPARATE ACCOUNT

     The Separate Account is a separate account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange Commission under the Investment company Act of 1940 as a Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct.

                                       -5-                             BP 602AQ1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT (CONTINUED)

     Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date is determined as of the end of each Valuation Date.

SUBACCOUNT NET ASSET VALUE

     The Subaccount Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS

     The Variable Account is divided into Subaccounts which invest in shares of mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

     1.  change or add designated mutual funds or other investment vehicles;

     2.  add, remove or combine Subaccounts;

     3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;

     4.  operate the Separate Account as a management investment company;

     5. combine the assets of the Separate Account with other separate accounts of the Company or an affiliate thereof;

     6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and

     7.  terminate and liquidate any Subaccount.

     If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

VALUATION DATE

     A Valuation Date is each day the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD

     A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

V6020 C (R10-97)                      -6-                              BP 602AR1

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GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

     The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

     The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability will be limited to a return of the Purchase Payment(s).

COMPLIANCE

     The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE AND SEX

     If the age or sex of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

     When any payments under this contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form acceptable to the Company, and may be required prior to making the payments.

INCONTESTABILITY

     This Contract will not be contested after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT

     Please refer to page 3 to see if this Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

                                       -7-                             BP 602AR1

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

TRANSFERS

     The Owner may Transfer Contract Value among the Fixed Account and Subaccounts subject to the following.

     Transfers are not allowed within 30 days of the Annuity Start Date. After the Annuity Start Date, for Annuity Options 1 through 4, 7 and 8, the Owner may Transfer Contract Value only among Subaccounts.

     The Owner may make 12 Transfers per Contract Year, provided, however, that Automatic Transfers are not included in this number. Any additional Transfers in a Contract Year are subject to a fee of $25 per Transfer which will be deducted from the Contract Value being transferred. The Company reserves the right to (1) limit the amount that may be transferred; (2) limit the number of Transfers allowed each Contract Year to 12; and (3) suspend Transfers. Transfers must be at least $500.00 or, if less, the remaining balance in the Account from which Contract Value is being transferred.

     The total dollar amount that may be Transferred from the Fixed Account in a Contract Year is limited to the greatest of:

     1.  $5,000;

     2. 1/3 of the Fixed Account Contract Value on the date the Transfer request is Received by the Company; or

     3. 120% of the dollar amount Transferred from the Fixed Account in the prior Contract Year.

     The Company reserves the right for a period of time to allow Transfers from the Fixed Account in amounts that exceed the limits set forth above. In any Contract Year following a Contract Year during which such limits were waived, the total dollar amount that may be Transferred is the greatest of 1 above; 2 above; or

     3.  120% of the lesser of:

         a. the dollar amount Transferred from the Fixed Account in the prior Contract Year; or

         b. the maximum total dollar amount that would have been allowed in the prior Contract Year under the Transfer provisions above absent the waiver.

     The Company will effect a Transfer to or from a Subaccount on the basis of Accumulation Unit Value (or Annuity Unit Value) determined as of the end of the Valuation Period in which the Transfer is effected. The Company will effect a Transfer from the Fixed Account on the basis of Fixed Account Contract Value as of the end of the Valuation Period in which the Transfer is effected.

     The Company reserves the right to delay Transfers from the Fixed Account for up to 6 months as required by most states. The Company will notify you if there will be a delay.

CLAIMS OF CREDITORS

     The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

     The Death Benefits, Withdrawal Values and Annuity Start Values will at least equal the minimum required by law.

V 6020 D (R10-97)                      -8-                             BP 602AS1

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

PARTICIPATION

     The Company is a mutual life insurance company. Therefore, it pays dividends on some of its contracts. The Company does not expect dividends to become payable on this Contract. At the end of each Contract Year the Company will determine the Contract's dividend, if any. The Owner may choose to have it: (1) added to the Contract Value, or (2) paid in cash. If no choice is made, any dividend will be added to the Contract Value.

STATEMENTS

     At least once each Contract Year the Owner shall be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for statement at other intervals. The Company may charge a reasonable fee for such statements.

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

     During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than 90 on the Contract Date.

JOINT OWNERSHIP

     If a Joint Owner is named in the application, then the Owner and Joint Owner will share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the "Statements" provision above and the "Death Benefit Provisions" on page 15.

ANNUITANT

     The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Start Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity Start Date. No Annuitant may be named who is more than 90 years old on the Contract Date. When the Annuitant dies prior to the Annuity Start Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Start Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND CONTINGENT BENEFICIARIES

     The Primary Beneficiary is named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary Changes" below. If the Primary Beneficiary dies prior to the Owner, the Contingent Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

     Subject to the terms of any existing Assignment, the Owner may name a new Owner, new Primary Beneficiary or a new Contingent Beneficiary. Any new choice of Owner, Primary Beneficiary or Contingent Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Contingent Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

                                       -9-                             BP 602AS1

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PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

     The Contract becomes in force when the initial Purchase Payment is applied. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments, subject to any Contract limits; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS

     Purchase Payments exceeding $1,000,000 will not be accepted without prior approval by the Company. The Company will not accept Purchase Payments after the Annuity Start Date. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

     Purchase Payments may be allocated among the Fixed Account and the Subaccounts. Purchase Payments will be allocated according to the Owner's instructions in the Application or more recent instructions, if any. The allocations may be made by specifying the dollar amount or whole percentage to be allocated to each Account. No less than $25 per Purchase Payment may be allocated to any account. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT

     All Purchase Payments under this Contract are to be paid to the Company at its Home Office. Purchase Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

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CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

     On any Valuation Date, the Contract Value is the sum of (1) the Separate Account Contract Value; and (2) the Fixed Account Contract Value. At any time after the first Contract Year and before the Annuity Start Date, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000.

FIXED ACCOUNT CONTRACT VALUE

     On any Valuation Date, the Fixed Account Contract Value is equal to the first Purchase Payment allocated under the Contract to the Fixed Account.

     PLUS:

     1. any other Purchase Payments allocated under the Contract to the Fixed Account;

     2.  any Transfers from the Separate Account to the Fixed Account; and

     3.  any interest credited to the Fixed Account;

     LESS:

     1. any Withdrawals and applicable Withdrawal Charges deducted from the Fixed Account;

     2. any Transfers from the Fixed Account to the Separate Account and any applicable Transfer Fees deducted from the Fixed Account;

     3.  any applicable Premium Taxes;

     4. any Fixed Account Contract Value which are applied to any of Annuity Options 1 through 4, 7 and 8; and.

     5.  any Annuity Payments made under Annuity Options 5 and 6.

V 6020 E (R10-97)                     -10-                             BP 602AT1

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CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

FIXED ACCOUNT INTEREST CREDITING

     The Company will credit interest on the Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate shown on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate.

     The Company may credit Current Interest on Contract Value that was allocated or transferred to the Fixed Account during one period at a different rate than amounts allocated or transferred to the Fixed Account in another period. Therefore, at any time, portions of Fixed Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or transferred to the Fixed Account.

SEPARATE ACCOUNT CONTRACT VALUE

     On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE

     The initial Accumulation Unit Value for each Subaccount was set at $10. Accumulation Unit Value for any subsequent Valuation Date is equal to (1) times (2), where:

     1. is the Accumulation Unit Value determined on the immediately preceding Valuation Date; and

     2. is the Net Investment Factor on the Valuation Date with respect to which the Accumulation Unit Value is being determined.

NET INVESTMENT FACTOR

     The Net Investment Factor for any Subaccount as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

     1.  is equal to:

         a. the net asset value per share of the mutual fund held in the Subaccount, found as of the end of the current Valuation Period; plus

         b. the per share amount of any dividend or capital gain distributions paid by the Subaccount's declared by the Sub-Account's underlying mutual fund that is not included in the net asset value per share; plus or minus

         c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or the Subaccounts; operations of the Company with respect to the Contract; or the payment of premiums or acquisition costs under the Contract.

     2. is the net asset value per share of the Subaccount's underlying mutual fund as of the end of the prior Valuation Period.

     3. is the daily factor representing the Mortality and Expense Risk Charge and Administrative Charge which are deducted from the Separate Account.

     Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited to or charged against the Subaccounts without regard to the gains or losses in the Company or other Subaccounts.

     The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

                                      -11-                             BP 602AT1

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CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

DETERMINING ACCUMULATION UNITS

     The number of Accumulation Units allocated to a particular Subaccount under this Contract is found by dividing: (1) the amount allocated to the Subaccount; by (2) the Accumulation Unit Value for the Subaccount as of the end of the Valuation Period during which the amount is applied to the Contract. The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

     1.  Purchase Payments that are applied to the Subaccount;

     2.  Contract Value that is Transferred into or out of the Subaccount;

     3. Withdrawals and any applicable Withdrawal Charges that are deducted from the Subaccount; and

     4.  Premium Taxes and Transfer fees that are deducted from the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE

     The Company will deduct the Mortality and Expense Risk Charge shown on page
     3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE

     The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

ADMINISTRATION CHARGE

     The Company will deduct the Administration Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit Value on each Valuation Date.

MUTUAL FUND EXPENSES

     Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

     A full or partial Withdrawal of Contract Value is allowed at any time while the Owner is living. This provision is subject to any federal or state Withdrawal restrictions.

     Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum, and the Contract will terminate.

     All Withdrawals must meet the following conditions.

     1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company, if any.

     2. The Owner must apply: (a) while this Contract is in force; and (b) prior to the Annuity Start Date, provided, however, that Withdrawals may be made after the Annuity Start Date if payments are being made under one of Annuity Options 5 through 7.

V 6020 F (R10-97)                     -12-                             BP 602AU1

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WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWALS (CONTINUED)

     3. The amount Withdrawn must be at least $500.00 except that a Withdrawal of less than $500.00 is allowed (i) for Systematic Withdrawals, as discussed on page 14; or (ii) when terminating the Contract.

     A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If no allocation is specified, the partial Withdrawal will be deducted from the Accounts in the order described on page 3, "Method for Deductions." Withdrawals of Fixed Account Contract Value shall be made on a first in, first out basis.

WITHDRAWAL VALUE

     The Withdrawal Value as of any Valuation Date will be (1) the Contract Value on that date; less (2) any Premium Taxes due or paid by the Company; and (3) any Withdrawal Charges.

WITHDRAWAL CHARGES

     If part or all of the Contract Value is Withdrawn, Withdrawal Charges may be applied at the time of Withdrawal. The Withdrawal Charges is applied to Purchase Payment withdrawn. The amount of the charge is based on the number of Purchase Payment Years the Purchase Payment has remained in the Contract. See the Withdrawal Charges shown on page 3. The order of withdrawal for the purpose of calculating Withdrawal Charges is as follows:
     (1) Purchase Payments on a first in, first out basis; then (2) Earnings.

     The Withdrawal Charge will not be assessed against:

     1.  any Free Withdrawal amounts;

     2.  any Free Systematic Withdrawal amounts;

     3.  any amounts remaining after all Purchase Payments are withdrawn;

     4.  payments under Annuity Options 1 through 4, 7 and 8.

     5. payments under Annuity Options 5 and 6 provided that Annuity payments are made for at least 7 years; or

     6. any Purchase Payments remaining in the Contract for 84 months or longer.

     The Withdrawal Charge will be assessed against Contract Value allocated to the Subaccounts and the Fixed Account in the same proportion as the Withdrawal is allocated.

FREE WITHDRAWALS

     A Free Withdrawal is a Withdrawal amount that is not subject to Withdrawal Charges. The amount of Free Withdrawal available in a Contract Year is equal to (1) Contract Value as of the date of the first Withdrawal in the current Contract Year times (2) the Free Withdrawal Percentage. A Free Withdrawal is only available with respect to the first Withdrawal in each Contract Year. A Free Withdrawal is not available in any Contract Year that Free Systematic Withdrawals have been made. Unused Free Withdrawal amounts cannot be carried from one Contract Year to the next.

                                      -13-                             BP 602AU1

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WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

SYSTEMATIC WITHDRAWALS

     Systematic Withdrawals are automatic periodic Withdrawals from the Contract in substantially equal amounts made while the Owner is living prior to the Annuity Start Date. In order to start Systematic Withdrawals, the Owner must make the request in writing. Systematic Withdrawals are subject to any applicable Withdrawal Charge, except as discussed under "Free Systematic Withdrawals" below. The Minimum Systematic Withdrawal is shown on page 3. The Owner must choose the type of payment and its frequency. The Systematic Withdrawal request must state the allocations for deducting the Withdrawals from each Account. If no allocation is specified, the Withdrawals will be deducted from the Accounts in the order described on page 3, "Methods for Deductions." The payment type may be: (1) a percentage of Contract Value;
     (2) a specified dollar amount; (3) all earnings in the Contract; (4) over a fixed period of time; or (5) based upon the life expectancy of the Owner or the Owner and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually. Systematic Withdrawals may be stopped or changed by the Owner upon proper written request Received by the Company at least 30 days in advance of the requested date of termination or change. The Company reserves the right to stop, modify, suspend or charge a fee for Systematic Withdrawals at any time.

FREE SYSTEMATIC WITHDRAWALS

     Free Systematic Withdrawals are not subject to a Withdrawal Charge. The amount of Free Systematic Withdrawals available in a Contract Year is determined as follows: the amount of Systematic Withdrawals that does not exceed the Free Withdrawal amount available in that Contract Year. Free Systematic Withdrawals are not available in any Contract Year in which a Free Withdrawal has been made.

DISABILITY WAIVER

     The Company will waive the Withdrawal Charges if, after the Contract Date, an Owner becomes totally and permanently disabled prior to age 65. To qualify, the Owner must provide: (1) a certified copy of the Owner's birth certificate; and (2) proof of total and permanent disability within the meaning of Internal Revenue Code Section 72(m)(7) or any successor provision. The Company reserves the right to: (1) investigate any disability claim; and (2) require current proof of qualification with each withdrawal request.

DATE OF REQUEST

     The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined as of the end of the Valuation Period in which all the required information is Received by the Company. The Company will effect Systematic Withdrawals of Separate Account Contract Value on the basis of Accumulation Unit Value as determined as of the end of the Valuation Period in which such Withdrawal is scheduled.

PAYMENT OF WITHDRAWAL BENEFITS

     The Company reserves the right to suspend a Transfer or delay payment of a Withdrawal from the Separate Account for any period:

     1.  when the New York Stock Exchange is closed; or

     2.  when trading on the New York Stock Exchange is restricted; or

     3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or

     4. during any period when the Securities and Exchange Commission, by order, so permits to protect owners of securities of registered investment companies.

V 6020G (R10-97)                      -14-                             BP 602AV1

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WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

PAYMENT OF WITHDRAWAL BENEFITS (CONTINUED)

     Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

     The Company further reserves the right to delay payment of a Withdrawal from the Fixed Account for up to six months as required by most states. The Company will notify you if there will be a delay.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

     If any Owner dies prior to the Annuity Start Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company within six months of the date of death. If an Owner is a Nonnatural Person, then the Death Benefit will be paid in the event of the death of the Annuitant or any joint Owner that is a natural person prior to the Annuity Start Date. Further, if an Owner is a Nonnatural Person, the amount of the Death Benefit is based on the age of the Annuitant or any Joint Owner that is a natural person on the Issue Date.

     If the age of each Owner was 75 or younger on the Issue Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments, less any Premium Taxes due or paid by the Company and less the sum of all partial Withdrawals; (2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; (3) the Stepped-Up death Benefit described below.

The Stepped-Up Death Benefit is:

     1. the largest Death Benefit on any Contract Anniversary that is both an exact multiple of five and occurs prior to the oldest Owner reaching age 76; plus

     2. any Purchase Payments received since the applicable fifth Contract Anniversary; less

     3. any reductions caused by Withdrawals since the applicable fifth Contract Anniversary; less

     4.  any Premium Taxes due or paid by the Company.

     If the age of any Owner on the Issue Date was 76 or older, or if due proof of death (regardless of the age of any Owner on the Issue Date) and instructions regarding payment are not Received by the Company within six months of the date of the Owner's death, the Death Benefit will be: (1) the Withdrawal Value as of the end of the Valuation Period during which due Proof of Death and instructions regarding payment are Received by the Company, less (2) any Premium Taxes due or paid by the Company.

     If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits. The Designated Beneficiary may elect to receive the Death Benefit in the form of annuity payments under one of the Annuity Options, subject to any requirements under applicable law.

                                      -15-                             BP 602AV1

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DEATH BENEFIT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

PROOF OF DEATH

     Any of the following will serve as Proof of Death:

     1.  certified copy of the death certificate;

     2. certified decree of a court of competent jurisdiction as to the finding of death;

     3.  written  statement by a medical doctor who attended the deceased Owner;
         or

     4.  any proof accepted by the Company.

DISTRIBUTION RULES

     The entire Death Benefit with any interest shall be paid within 5 years after the death of any Owner, except as provided below. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if: (1) the Designated Beneficiary is a natural person; (2) the Death Benefit is paid out under one of Annuity Options 1 through 8; and (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and (4) Annuity Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to: (1) keep the Contract in force until the sooner of the spouse's death or the Annuity Start Date; or (2) receive the Death Benefit.

     If any Owner dies after the Annuity Start Date, Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

     If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

     The foregoing distribution rules do not apply to a Contract which is: (1) provided under a plan described in Code section 401(a); (2) described in Code section 403(b); (3) an individual retirement annuity or provided under an individual retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

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ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY START DATE

     The Owner may choose the Annuity Start Date at the time of application. The Annuity Start Date may not be prior to the third Contract Anniversary; provided that the Annuity Start Date may be prior to the third Contract Anniversary if one of Annuity Options 5 or 6 is elected. The Annuity Start Date must be prior to the later of: (1) the oldest Annuitant's eighty-fifth birthday; or (2) the tenth Contract Anniversary, but in no event later than the oldest Annuitant's ninety-fifth birthday. If no Annuity Start Date is chosen, the Company will use the later of: (1) the oldest Annuitant's seventieth birthday; or (2) the tenth Contract Anniversary, but in no event later than the Annuitant's ninety-fifth birthday.

V 6020H (R10-97)                     -16-                              BP 602AW1

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ANNUITY PAYMENT PROVISIONS (CONTINUED)
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ANNUITY START DATE (CONTINUED)

     The Annuity Start Date is the date the first payment will be made to the Annuitant under one of the Annuity Options.

CHANGE OF ANNUITY START DATE

     An Owner may change the Annuity Start Date subject to approval by the Company. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Start Date and 30 days prior to the previous Annuity Start Date.

ANNUITY START AMOUNT

     The Annuity Start Amount is applied to one of the Annuity Options listed on page 19. The Annuity Start Amount is: (1) the Contract Value on the Annuity Start Date; less (2) any Premium Taxes due or paid by the Company. Unless otherwise directed by the Owner, Annuity Start Amount derived from Fixed Account Contract Value will be applied to purchase a Fixed Annuity Option; that derived from Separate Account Contract Value will be applied to purchase a Variable Annuity Option.

WITHDRAWAL CHARGES

     Withdrawal Charges are not applied to: (1) Annuity payments made under Annuity Options 1-4, 7 and 8; or (2) those made under Annuity Options 5 and 6 that provide for payments over a period of at least 7 years. Withdrawal Charges are applied to annuity payments under Annuity Options 5 and 6 that provide for payments over a period of less than 7 years. See "Withdrawal Provisions" on pages 12-15.

ANNUITY TABLES

     Annuity Tables A through C show the guaranteed minimum amount of monthly Annuity Payment per $1,000 of Annuity Start Amount for Annuity Options 1 through 4, 7 and 8 that applies to the first Variable Annuity Payment and to each payment for Fixed Annuity Payments. The amount of each Annuity
     Payment for Annuity Options 1 through 4 and 8 will depend on the Annuitant's sex and age on the Annuity Start Date.

     Tables A and B assume 1900 as the year of birth of hte Annuitant. To use Tables A and B for an Annuitant born after 1900, the actual age is reduced by 0.1 (one-tenth) of a year for each year the year of birth exceeds 1900. For an Annuitant with a birth year prior to 1900, the actual age is increased in a like manner. The actual age (in completed months) reduced or increeased becomes the "adjusted age of the Annuitant." The guaranteed payout rate is then found by interpolating the Annuitant's adjusted age between the ages shown in Tables A and B. Tables A and B are based on the 1983 Table "A" mortality table and an interest rate of 3.5% per year. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

     For Annuity Options 5 through 7, annuity rates based on age and sex are not used to calculate annuity payments. Annuity Payments for Options 5 and 6 are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS

     The Annuity Option is shown on page 3. The Owner may choose any form of Annuity Option that is allowed by the Company. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Start Date. Several Annuity Options are listed on pages 19 and 20. No Annuity Option can be selected that requires the Company to make periodic payments of less than $50.00. If no Annuity Option is chosen prior to the Annuity Start Date, the Company will use Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

                                      -17-                             BP 602AW1

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ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

CHANGE OF ANNUITY OPTION

     Prior to the Annuity Start Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This written request must be Received by the Company at least 30 days prior to the Annuity Start Date.

     After the Annuity Start Date, the Owner may change the Annuity Option if payments are being made under Annuity Options 5 through 7. The change must be requested in writing.

     After the change is recorded by the Company, it will be effective as of the date it was requested. A change will not apply to any payment made or action taken by the Company prior to the time it was recorded.

FIXED ANNUITY PAYMENTS

     With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4, 7 and 8.

VARIABLE ANNUITY PAYMENTS

     With respect to Variable Annuity Payments, the amount shown on the Tables is the guaranteed minimum first Annuity Payment, based on the assumed interest rate of 3.5% for Annuity Options 1 through 4, 7 and 8. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units.

ANNUITY UNITS

     The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Subaccount on the Annuity Start Date. The number of Annuity Units for the Subaccount then remains constant, unless a Transfer or Withdrawal of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Subaccount on the due date of the Annuity Payment.

     The Annuity Unit Value for each Subaccount was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times
     (b) times (c), where:

     (a)  is the Annuity Unit Value on the immediately preceding Valuation Date;

     (b)  is the Net Investment Factor for the Valuation Date;

     (c) is a daily factor used to adjust for an assumed interest rate of 3.5% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR

     The Net Investment Factor for any Subaccount as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

     1.  is equal to:

         (a) the net asset value per share of the mutual fund held in the Subaccount, found as of the end of the current Valuation Period; plus

         (b) the per share amount of any dividend or capital gain distributions paid by the Subaccount's underlying the mutual fund that is not included in the net asset value per share; plus or minus

V 6020 I (R10-97)                     -18-                             BP 602AX1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

NET INVESTMENT FACTOR (CONTINUED)

         (c) a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or the Subaccounts; the operations of the Company with respect to the Contract; or the payment of premium or acquisition costs under the Contract.

     2. is the net asset value per share of the Subaccount's underlying mutual fund as of the end of the prior Valuation Period;

     3. is a daily factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account.

     Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited or charged against the Subaccount without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY OPTION RATES

     The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

ANNUITY OPTIONS

OPTION 1

     LIFE OPTION: This option provides payments for the life of the Annuitant. Table A shows some of the guaranteed rates for this option.

OPTION 2

     LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 3

     LIFE WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides payments for the life of the Annuitant, with a period certain determined by dividing the Annuity Start Amount by the amount of the first payment. A fixed number of payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 4

     JOINT AND LAST SURVIVOR OPTION: This option provides payments for the life of the Annuitant and Joint Annuitant. Payments will made as long as either is living. Table B shows some of the guaranteed rates for this option.

                                      -19-                             BP 602AX1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

OPTION 5

     FIXED PERIOD OPTION: This option provides payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed Account, then the amount of the payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guarantee Rate shown on page 3. If the Contract Value is held in the Separate Account, then the amount of the payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 6

     FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied, including daily interest adjustments, is paid. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants dies before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 7

     PERIOD CERTAIN OPTION: This option provides payments for a fixed period of 5, 10, 15 or 20 years. Payments will be maade until the end of this period. If the Annuitant dies prior to the end of hte period, the remaining payments will be made to the Designated Beneficiary. Table C shows some of the guaranteed rates for this option.

OPTION 8

     JOINT AND CONTINGENT SURVIVOR OPTION: This option provides payments for the life of the primary Annuitant. Payments will be made to the primary
     Annuitant as long as he or she is living. Upon the deaath of the primary Annuitant, payments will be made to the contingent Annuitant as long as he or she is living. If the Contingent Annuitant is not living upon the death of the Primary Annuitant, no payments will be made to the Contingent Annuitant. Table B shows some of the guaranteed rates for this option.

V 6020 J (R10-97)                     -20-                             BP 602AY1

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                     TABLE A

                     SETTLEMENT OPTIONS ONE, TWO, AND THREE
       MINIMUM INITIAL MONTHLY INSTALLMENTS PER $1,000 OF AMOUNT APPLIED
--------------------------------------------------------------------------------
                                        Option Two
Adjusted                          Year Fixed Period Ends
 Age of       Option One      5        10        15        20       Option Three
Annuitant     Life Only     Years     Years     Years     Years     Unit Refund
--------------------------------------------------------------------------------
  MALE

   55            4.99       4.97      4.91      4.80      4.66          4.73
   56            5.09       5.07      5.00      4.88      4.72          4.81
   57            5.20       5.17      5.10      4.97      4.78          4.90
   58            5.32       5.29      5.20      5.05      4.85          4.99
   59            5.44       5.41      5.31      5.14      4.91          5.08

   60            5.57       5.53      5.42      5.23      4.97          5.18
   61            5.71       5.67      5.54      5.33      5.04          5.29
   62            5.86       5.81      5.67      5.42      5.10          5.40
   63            6.02       5.97      5.80      5.52      5.16          5.51
   64            6.20       6.13      5.94      5.62      5.22          5.63

   65            6.38       6.31      6.08      5.72      5.28          5.76
   66            6.58       6.49      6.23      5.82      5.33          5.90
   67            6.79       6.69      6.38      5.92      5.38          6.04
   68            7.02       6.90      6.54      6.02      5.43          6.19
   69            7.26       7.12      6.71      6.12      5.48          6.35

   70            5.50       5.48      5.39      5.24      5.01          5.20
   71            7.80       7.60      7.05      6.30      5.55          6.69
   72            8.09       7.86      7.22      6.39      5.59          6.88
   73            8.41       8.13      7.40      6.47      5.62          7.07
   74            8.75       8.42      7.57      6.55      5.64          7.27

   75            9.12       8.72      7.75      6.62      5.66          7.49

 FEMALE
   55            4.54       4.53      4.51      4.46      4.38          4.40
   56            4.62       4.61      4.58      4.53      4.44          4.47
   57            4.71       4.70      4.66      4.60      4.51          4.54
   58            4.80       4.79      4.75      4.68      4.57          4.62
   59            4.90       4.88      4.84      4.76      4.64          4.70

   60            5.00       4.99      4.93      4.84      4.70          4.78
   61            5.11       5.09      5.03      4.93      4.77          4.87
   62            5.23       5.21      5.14      5.02      4.84          4.96
   63            5.36       5.33      5.25      5.12      4.91          5.06
   64            5.49       5.46      5.37      5.21      4.98          5.17

   65            5.64       5.60      5.50      5.31      5.05          5.28
   66            5.79       5.75      5.63      5.42      5.12          5.39
   67            5.95       5.91      5.77      5.53      5.19          5.52
   68            6.13       6.08      5.91      5.63      5.25          5.65
   69            6.32       6.26      6.07      5.74      5.32          5.79

   70            6.53       6.46      6.23      5.86      5.37          5.94
   71            6.75       6.67      6.40      5.97      5.43          6.09
   72            6.99       6.89      6.58      6.08      5.48          6.26
   73            7.26       7.13      6.76      6.18      5.52          6.44
   74            7.54       7.39      6.95      6.29      5.57          6.63

   75            7.85       7.67      7.14      6.39      5.60          6.83

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

                                      -21-                             BP 602AY1

--------------------------------------------------------------------------------
                                    TABLE B
                       SETTLEMENT OPTIONS FOUR AND EIGHT
        MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000 OF AMOUNT APPLIED

ADJUSTED AGE OF                              MALE AGE
FEMALE ANNUITANT       55        60        62        65        70        75
--------------------------------------------------------------------------------
       55             4.16      4.27      4.30      4.35      4.42      4.47
       60             4.34      4.51      4.57      4.66      4.78      4.86
       62             4.41      4.61      4.68      4.79      4.94      5.04
       65             4.51      4.76      4.85      4.99      5.20      5.35
       70             4.66      4.99      5.13      5.34      5.67      5.95
       75             4.78      5.19      5.37      5.66      6.16      6.63

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying hte monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.


--------------------------------------------------------------------------------
                                    TABLE C
                            SETTLEMENT OPTION SEVEN
        MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000 OF AMOUNT APPLIED

                                 PERIOD CERTAIN

5 YEARS          10 YEARS          15 YEARS          20 YEARS
--------------------------------------------------------------------------------
 18.11             9.83              7.1               5.75

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

V 6020 K (R10-97)                     -22-                              BP 602AZ

                                    PARKSTONE
                                VARIABLE ANNUITY

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

* Purchase Payments may be made until the earlier of the Annuity Start Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Start Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Start Date using the method specified in this Contract.

*  This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE AREE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                     700 SW Harrison, Topeka, KS 66636-0001
                                 1-800-355-4555

                                                                       BP 602AP4